Exhibit 10.13

FIRST SUPPLEMENT TO TRADEMARK SECURITY AGREEMENT

This FIRST SUPPLEMENT TO TRADEMARK SECURITY AGREEMENT (this “Supplement”) made as of August 9, 2018, by Endologix, Inc., a Delaware corporation (“Endologix” or “Borrower”), and TriVascular, Inc., a Delaware corporation (“TriVascular”; TriVascular and Endologix are each individually a “Grantor” and collectively “Grantors”), in favor of Deerfield Private Design Fund IV, L.P., in its capacity as Agent for the Secured Parties (each as defined in the Facility Agreement referenced below) (in such capacity, “Grantee”):

W I T N E S S E T H

WHEREAS, Borrower, the other Loan Parties (including TriVascular) from time to time party thereto, the financial institutions from time to time party thereto as Lenders and Grantee have entered into that certain Amended and Restated Facility Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), pursuant to which Grantee and the Lenders have agreed, subject to the terms and conditions thereof, to make certain loans to, and other credit accommodations in favor of, Borrower (collectively, the “Loans”).

WHEREAS, pursuant to the terms of that certain Amended and Restated Guaranty and Security Agreement dated as of the date hereof, by and among Grantee, Grantors and the other Loan Parties from time to time party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), Grantors have granted to Grantee, for its benefit and the benefit of the other Secured Parties, a security interest and Lien upon substantially all assets (including the Collateral) of Grantors, including all right, title and interest of Grantors in, to and under all now owned and hereafter acquired (a) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers of each Grantor, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof (all of the foregoing in clauses (a) and (b), collectively, together with “Trademarks” as defined in the Guaranty and Security Agreement, “Trademarks”), together with the goodwill of the business symbolized by Grantors’ Trademarks, and all income, royalties, damages and payments with respect to the foregoing, to secure the payment of all Secured Obligations, in each case other than Excluded Property.

WHEREAS, Grantors and Grantee are parties to that certain Trademark Security Agreement, dated April 3, 2017 (as the same heretofore may have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”).

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantors agree to supplement the Trademark Security Agreement as follows:

1. Incorporation of Facility Agreement, Guaranty and Security Agreement and Trademark Security Agreement. The representations and warranties contained in the Facility Agreement, the Guaranty and Security Agreement and the Trademark Security Agreement to the extent applicable to Grantors are hereby incorporated herein in their entirety by this reference thereto. The provisions of Sections 1.2 and 6.4 of the Facility Agreement are incorporated herein by reference thereto mutatis mutandis. Unless otherwise noted herein, all capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Guaranty and Security Agreement, or if not defined therein, in the Facility Agreement. In the event of a conflict between a provision of the Guaranty and Security Agreement and a provision of this Supplement (or the Trademark Security Agreement as amended and/or supplemented by this Supplement), the provision of the Guaranty and Security Agreement shall control.

2. Grant and Reaffirmation of Grant of Security Interests. To secure the payment of the Secured Obligations, Grantors hereby grant to Grantee, for its benefit and the benefit of the other Secured Parties, and hereby reaffirm their prior grant pursuant to the Guaranty and Security Agreement and the Trademark Security Agreement of, a continuing Lien on and security interest in Grantors’ entire right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter created, acquired or arising:

(a) each Trademark listed on Schedule A annexed hereto and all other Trademarks, together with any reissues, continuations or extensions thereof, all of the goodwill of the business connected with the use of, and symbolized by, each such Trademark, and all proceeds and products with respect to the foregoing; and

(b) all income, royalties, damages and payments relating to the foregoing, including without limitation, damages payable with respect to any claim by Grantors against third parties for past, present or future (i) infringement or dilution of each such Trademark, or (ii) injury to the goodwill associated with each such Trademark, and all proceeds and products with respect to the foregoing.

Notwithstanding the foregoing, no Trademark Collateral shall include any Excluded Property.

3. Incorporation of the Trademark Security Agreement. The terms and provisions of the Trademark Security Agreement are hereby incorporated by reference, and this Supplement shall be considered an amendment and supplement to and part of the Trademark Security Agreement, all of the provisions of which Trademark Security Agreement are and remain in full force and effect. Any reference after the date hereof in any Loan Document to the Trademark Security Agreement shall be a reference to the Trademark Security Agreement as amended and supplemented by this Supplement.

4. Reaffirmation of Obligations. Each Grantor hereby reaffirms its obligations (including, without limitation, the Obligations (including any Non-Callable Make Whole Amount, any CoC Fee and any Exit Payment)) under the Trademark Security Agreement, the Guaranty and Security Agreement and all other Loan Documents. Each Grantor hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Trademark Security Agreement, the Security Agreement or any other Loan Document, to Grantee (for the benefit of the Secured Parties), as collateral security for the obligations (including, without limitation, the Obligations (including any Non-Callable Make Whole Amount, any CoC Fee and any Exit Payment)) under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral (including, without limitation, the Trademark Collateral (as defined in the Trademark Security Agreement)) heretofore pledged as security for such obligations (including, without limitation, the Obligations (including any Non-Callable Make Whole Amount, any CoC Fee and any Exit Payment)), continue to be and remain collateral for such obligations (including, without limitation, the Obligations (including any Non-Callable Make Whole Amount, any CoC Fee and any Exit Payment)) from and after the date hereof.

5. Ratification. Each Grantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Trademark Security Agreement effective as of the date hereof and as amended hereby.

6. Governing Law. This Supplement is governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

7. Counterparts. This Supplement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Grantor has duly executed this Supplement as of the date first written above.

ENDOLOGIX, INC.

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

First Supplement to Trademark Security Agreement

IN WITNESS WHEREOF, each Grantor has duly executed this Supplement as of the date first written above.

TRIVASCULAR, INC.

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer and Secretary

First Supplement to Trademark Security Agreement

Agreed and accepted as of

the date first written above:

DEERFIELD PRIVATE DESIGN FUND IV, L.P., as Agent and Grantee

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

First Supplement to Trademark Security Agreement

SCHEDULE A

Mark	Application No.	Application Date	Registration No.	Registration Date	Status of Mark	Owner/ Applicant
DURAPLY	86362822	8/11/14	5433696	3/27/18	Registered	Endologix, Inc.

EVAS FORWARD	86116940	11/12/13	5306786	10/10/17	Registered	Endologix, Inc.

VELA	85857988	2/22/13	5296578	9/26/17	Registered	Endologix, Inc.

ANGIOTIP	85767055	10/30/12	5205176	5/16/17	Registered	Endologix, Inc.

ACTIVESEAL	85518608	1/17/12	5396605	2/6/18	Registered	Endologix, Inc.

OVATION ALTO	86047894	8/26/13	5195890	5/2/17	Registered	TriVascular, Inc.

DESIGN ONLY	86854470	12/18/18	N/A	N/A	Published (Pending) – Intent to Use	Endologix, Inc.

ALLEGRO	86758465	9/16/15	N/A	N/A	Published (Pending) – Intent to Use	TriVascular, Inc.

VERTA	87116482	7/26/16	N/A	N/A	Pending (Intent to use)	Endologix, Inc.